UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): April 8, 2004

                         BEVSYSTEMS INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)



       Florida                      333-44315                 84-1352529
(State or other jurisdiction     (Commission                (IRS Employer
 of incorporation)                File Number)              Identification No.)


                1315 Cleveland Street, Clearwater, Florida 33755
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (727) 446-2999

ITEM 1.  Change in Control of Registrant

See Item 2.

ITEM 2.  Acquisition or Disposition of Assets

The Share Exchange

On April 8, 2004, Bevsystems International, Inc., a Florida corporation (the "Company"), entered into a an agreement (the "Share Exchange Agreement") with Sun Rayz Water, Inc. ("Sun"), whereby it acquired all of the issued and outstanding shares of common stock of Sun in exchange for 110,000,000 shares of common stock of the Company. Prior to entering into the Share Exchange Agreement, Sun was a wholly-owned subsidiary of Sun Rayz Beverages, Inc. ("SRB"). The 110,000,000 shares of the Company issuable pursuant to the Share Exchange Agreement were issued subject to the following requirements:

     o 35,000,000 shares of common stock of the Company were issued upon Sun transferring the license held by Sun to the Company;

     o 35,000,000 shares of common stock of the Company were issued upon the management of Sun being appointed as officers/directors of the Company;

     o 10,000,000 shares of common stock of the Company were issued upon negotiating a settlement with Rand L. Gray in connection with the judgment held by Mr. Gray against the Company;

     o 25,000,000 shares of common stock of the Company were issued to Sun, which such issuance is subject to the entering into a settlement with Brickell Bay, LLC and the sale of the Company's Clearwater, Florida facility to Brickell Bay, LLC; and

     o 5,000,000 shares of common stock of the Company were issued, which such issuance is subject to the negotiating of a settlement with Pan-American in connection with the lawsuit filed by Pan-American.

As a result of the entering into the Share Exchange Agreement, Sun is a wholly-owned subsidiary of the Company. Sun currently holds a sub-license for the use of the "FLA-USA" brand name (www.fm.flausa.com). The "FLA-USA" brand name was originally developed by Visit Florida, Inc. ("Visit Florida"), which licensed use of the label to Florida Media, Inc. ("Florida Media"). Florida Media, pursuant to the Brand Name License and Marketing Agreement, licensed use of the label to Sun Rayz Beverages, Inc. ("SRB"), the sole stockholder of Sun. SRB then subsequently licensed use of the label known as "FLA-USA" to Sun.

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
Description of Business

     Sun Rayz Water, Inc.

Prior to the Company's acquisition of Sun, Sun was a wholly-owned subsidiary of SRB, which is a wholly-owned subsidiary of Sun Rayz Products, Inc. ("Sun Rayz Products"). Mr. Segal and Mr. Goeree, two of our executive officers and/or directors, are officers, directors and shareholders of Sun Rayz Products. Sun's sole asset is a Marketing, Distribution and Copacking Sub-Licensing Agreement entered with SRB (the "Sub-License") in March 2004. The Sub-License provides Sun with the non-exclusive, worldwide right to use the "FLA-USA" label in connection with the marketing, sale and distribution of bottled water products on a retail and wholesale basis. In anticipation of entering into the Share Exchange Agreement and as consideration for the entering into the Sub-License, Sun agreed to pay to SRB (i) 35,000,000 shares of common stock of the Company (ii) 50% of any fees generated as a result of Sun's licensing of the label and any fees incurred by SRB from the original licensor of the FLA-USA label.

     History of the License

The FLA-USA label is a proprietary trademark owned by the Florida Tourism Industry Marketing Corporation, doing business as Visit Florida. Visit Florida entered into a License Agreement with Florida Media, Inc. ("Florida Media"), whereby Florida Media received an exclusive license to the FLA-USA label on various products. In November of 2003, SRB entered into a license agreement with Florida Media for the exclusive use of the FLA-USA label on retail beverage products. In consideration for entering into such license, SRB is required to pay a license fee of $1,800,000 to Florida Media (the "Florida Media Fee") during the first four years of the license and all royalty fees owed to Visit Florida (the "Visit Florida Fee") (the Florida Media Fee and the Visit Florida Fee are collectively known as the "Fee"). 65% of the Fee is to be paid in cash and 35% is to be paid in common stock. The cash portion of the Fee does not have to be paid until the fourth year of the license. However, in the event that SRB earns in excess of $3,000,000 in net profit, then the cash portion of the Fee must be paid. Further, if SRB raises a certain level of funding or generates sufficient income from direct sales, then SRB is required to make a minimum monthly payment of $25,000 in connection with the Fees.

The Sub-License that the Company has entered into is subject to many risks and uncertainties. If SRB, Florida Media or Visit Florida elect to terminate their license with each applicable party for any reason, including failure to pay the required royalties, the Company's results of operations may be severally impacted and it may be forced to cease operations.

     BEVsystems International, Inc.

The Company is a provider of oxygenated water. The Company bottles its product through co-packing agreements and distributes its products primarily through an international distribution network. The Company's fiscal year ends on the Saturday nearest to March 31.

On July 12, 2001, the Company acquired the assets of the beverage division of Life International, a provider of oxygenated water. The assets included oxygenation equipment, bottles, proprietary seals, marketing materials, office equipment, trademarks, patent rights and other intangible assets. On February 25, 2002, the Company consummated a merger with

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
Aqua Clara Bottling and Distribution, Inc. and its subsidiary. On March 31, 2004, an Involuntary Petition under Chapter 7 of the U.S. Bankruptcy Code was filed against Bevsystems International, Inc. in the United States Bankruptcy Court for the Middle District of Florida (Case No. 04-6K-6248-KRM).

Executive Officers

     The following sets forth the name and positions, of the Company's officers and directors after the Share Exchange Agreement. Also set forth below is information as to the principal occupation and background for such persons as provided by such persons.

Michael J. Goeree serves as the Chairman of the Board of the Company. Since 2003, Mr. Goeree has served as the President and CEO of Sun Rayz Products, Inc. a company engaged in the marketing and distribution of products containing the "FLA-USA" label. During 2002 and 2003, Mr. Goeree served as a consultant in the beverage industry. From 2002 to 2002, Mr. Goeree served as the President of United Beverage Brands, Inc.. From 1999 to 2000, Mr. Goeree served as the Vice President of Sales and Marketing of NC-Cretan Distilleries, a Toronto based company. From 1997 to 1999, Mr. Goeree served as the Vice President of North American Sales and Marketing for Flugel NV, a liquor producer. Mr. Goeree received a BAA equivalent degree from Hanze Polytechnical University in the Netherlands and took courses towards his master degree at the University of Amsterdam.

Rand L. Gray serves as the President and Chief Executive Officer of the Company. He is also a director of the Company. Prior to joining the Company, Mr. Gray served as the Executive Vice President of Horizon, Inc.. In addition, Mr. Gray served as the Chief Financial Officer of Aqua Clara Bottling & Distribution, Inc., which was acquired by the Company in February 2002. Mr. Gray served as the President and CEO of Waldmer Inc.. Mr. Gray served as the CFO and VP of Felicione Seafood Inc.

Lior Segal serves as the Secretary and Vice President of the Company. He is also a director of the Company. Mr. Segal also serves as the CFO of Sun Rayz Products Inc., a company engaged in the marketing and distribution of products containing the "FLA-USA" label. From August 2001 to August 2003, Mr. Segal served as a legal assistant for Lentz & Gengaro, P.A. From August 1998 to May 2001, Mr. Segal was the office manager for PlasTechs Engineering Group. Mr. Segal received a B.S. in Business Administration with a concentration in accounting from Montclair State University and is currently enrolled on a part time basis at Stetson University College of Law.

Darren Cioffi serves as the Chief Financial Officer of the Company. Since 2001, Mr. Cioffi has served as the President of Cioffi Business Management Services, Inc., a consulting firm based on Long Island, New York. In 2002, Mr. Cioffi served as the CFO for Availant Financial, Inc., a mortgage processing company, and still currently serves on the Board of Directors. During 2000 and 2001, Mr. Cioffi served as the Chief Operating Officer of ThinkersGroup.com and from 1998 to 2000 Mr. Cioffi served as the Vice President of Total Business Solutions, Inc. Mr. Cioffi graduated from L.I.U. C.W. Post University in 1989 with a B.S. in Accounting and Finance.

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
Joel Stohlman serves as the Chief Operating Officer of the Company. Prior to joining the Company, Mr. Stohlman served as the President of U.S. operations for elfo USA, Inc., where he was responsible for the development and startup of its U.S. operations. Prior to joining elfo USA, Mr. Stoholman served as a Senior Purchasing Manager for Tridak Div, Indicon Inc..

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 26, 2004, certain information concerning beneficial ownership of shares of Common Stock of the Company after entering into the Share Exchange Agreement with respect to (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and
(iv) all directors and officers of the Company as a group:

Name of Beneficial Owner                 Common Stock Beneficially Owned        Percentage of Common Stock(1)
---------------------------------------- -------------------------------------- --------------------------------------
Joel Stohlman(2)                                                     3,768,602                                   1.62%
---------------------------------------- -------------------------------------- --------------------------------------
Rand L. Gray(2)                                                              0                                      *
---------------------------------------- -------------------------------------- --------------------------------------
Michael J. Goeree(2)                                              57,200,000(4)                                 24.56%
---------------------------------------- -------------------------------------- --------------------------------------
Lior Segal(2)                                                      5,500,000(4)                                  2.36%
---------------------------------------- -------------------------------------- --------------------------------------
Darren Cioffi(2)                                                     2,000,000                                      *
---------------------------------------- -------------------------------------- --------------------------------------
E. Douglas Cifers                                                   13,389,637                                   5.75%
---------------------------------------- -------------------------------------- --------------------------------------
Salvatore Russo(3)                                                  20,869,161                                   8.96%
---------------------------------------- -------------------------------------- --------------------------------------
Sun Rayz Beverages, Inc.                                           110,000,000                                  47.23%
---------------------------------------- -------------------------------------- --------------------------------------
All  executive  officers and  directors                             68,468,602                                  29.40%
(5 persons)
---------------------------------------- -------------------------------------- --------------------------------------

* Less than 1% of the outstanding common stock.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 26, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 232,910,980 shares of common stock outstanding on April 26, 2004, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of April 26, 2004.

(2) Executive officer and/or director.

(3) Includes shares of common stock held by Mr. Russo as well as shares of common stock held by SOS Resources Services, Inc., of which Mr. Russo is the sole shareholder, officer and director.

(4) Approximate number of shares that are indirectly beneficially owned through ownership of the common stock of Sun Rayz Products, Inc., the sole shareholder of Sun Rayz Beverages, Inc.

ITEM 5.  Other Events.

This information is being furnished to the Company's shareholders pursuant to Rule 14(f) as promulgated under the Securities Exchange Act of 1934, as amended, and a copy of this Form 8-K is being mailed to all shareholders of record. Following the Share Purchase Agreement, all of the executive officers and directors of the Company, except Mr. Cioffi, resigned from all

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
positions held with the Company. The new executive officers and directors of the Company are as set forth under Item 2. above.

ITEM 7.  Financial Statements and Exhibits

(a)      Financial Statements of businesses acquired.

         Audited Financial Statements of Sun Wayz Water, Inc. for the years ended December 31, 2003 and December 31, 2002 (to be filed by amendment).

         Unaudited Financial Statements of Sun Wayz Water, Inc. for the quarter ended March 31, 2004 (to be filed by amendment).

(b)      Proforma Financial Information

         Proforma Financial Information (to be filed by amendment).

(c)      Exhibits.

Exhibit No.                Description

10.1     Agreement between Bevsystems International, Inc. and
         Sun Rayz Water, Inc. dated April 8, 2004.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BEVSYSTEMS INTERNATIONAL, INC.


Date: April 30, 2004                         /s/Rand L. Gray
                                             ---------------
                                             Rand L. Gray,
                                             Chief Executive Officer



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